EXHIBIT 32

Certification of Chief Executive Officer and Chief Financial Officer of First Northwest Bancorp
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and in connection with this Annual Report on Form 10-K, for the year ended June 30, 2016, that:

1.	the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.
the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in the report.

/s/ Laurence J. Hueth	/s/ Regina M. Wood
Laurence J. Hueth President, Chief Executive Officer, and Director (Principal Executive Officer)	Regina M. Wood Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: September 9, 2016